Exhibit 10.6
FIFTH AMENDMENT
TO THE
BANK OF AMERICA PENSION RESTORATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Instrument of Amendment
THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).
Statement of Purpose
The Company sponsors the Bank of America Pension Restoration Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated companies that participate in the Plan. The provisions of the Plan are currently set forth in an instrument of the Company dated November 24, 2008, which amended and restated the Plan effective January 1, 2009, and four subsequent amendments. The Company has reserved the right in Section 4.1 of the Plan to amend the Plan in whole or in part, on its own behalf and on behalf of its affiliated companies that participate in the Plan. By this Instrument, the Company is further amending the Plan to reflect (i) the suspension of a participant’s or beneficiary’s ability to direct the notional investment of the portion, if any, of the participant’s or beneficiary’s Plan account attributable to credits made before January 1, 2008, while the participant or beneficiary resides in Canada and (ii) the ability to continue to direct the notional investment of the portion, if any, of a participant’s Plan account attributable to credits made before January 1, 2008 following the participant’s delink calculation date or death.
NOW, THEREFORE, the Company hereby amends the Plan to be effective as provided herein.
1.Effective as of September 2, 2014, the first phrase before the first comma in the first sentence of Section 2.3(b) of the Plan is hereby amended to read in its entirety as follows:
“Except as otherwise provided in subsections (d), (e) and (f) of this Section”
2.Effective as of September 2, 2014, a new subsection (f) is hereby added to Section 2.3 of the Plan to read in its entirety as follows:

“(f)
Residents of Canada: Notwithstanding any provision of the Restoration Plan to the contrary and in accordance with policies and procedures established by the Global Human Resources Group from time to time, if a Participant resides in Canada, such Participant shall not be permitted to designate the investment vehicle(s) in which the portion of the Participant's Restoration Account attributable to Restoration Credits made before January 1, 2008, if any, shall be deemed to be invested, and any such portion of the Participant’s Restoration Account shall be adjusted instead from time to time at such intervals as determined by the Global Human Resources Group based on a 10% annual rate of return, for the duration of the Participant’s residence in Canada.

The Global Human Resources Group may determine the frequency of such adjustments by reference to the frequency of account adjustments under another plan sponsored by a Participating Employer. If and when a Participant first commences residing in Canada, any prior designation of investment vehicle(s) previously made by the Participant shall be canceled, including any prior deemed investment in the Restoration Plan’s default investment vehicle described in Section 2.3(c) for any Participant who failed to provide investment instructions pursuant to Section 2.3(c), and the portion of the Participant's Restoration Account attributable to Restoration Credits made before January 1, 2008, if any, shall be adjusted based on a 10% annual rate of return as described in this subsection. If and when such Participant changes the Participant’s residence and no longer resides in Canada, the Participant shall again be permitted to designate the investment vehicle(s) in which the portion of the Participant's Restoration Account attributable to Restoration Credits made before January 1, 2008, if any, shall be deemed to be invested pursuant to Section 2.3(c) and any other applicable provisions of the Restoration Plan, and unless and until the Participant affirmatively makes such a designation, such portion of the Participant’s Restoration Account shall be deemed to be invested in the default investment vehicle described in Section 2.3(c). The provisions of this subsection also apply to a Participant’s Beneficiary following the Participant’s death and before the final payment of the directable portion, if any, of the Participant’s Restoration Plan Benefit to the Participant’s Beneficiary, if such Beneficiary resides in Canada, and the uses of the term “Participant” in the preceding sentences of this subsection shall be read to also mean “Beneficiary,” as applicable. For the avoidance of doubt, with respect to a Participant or Beneficiary described in this subsection, the provisions of this subsection shall control the adjustment of the portion of such Participant's Restoration Account attributable to Restoration Credits made before January 1, 2008, if any, notwithstanding any provision of Sections 2.4(d)(i) and 2.7(c) to the contrary.”
3.Effective as of December 31, 2014, Section 2.4(d)(i)(B) of the Plan is hereby amended to read in its entirety as follows:

“(B)
For the portion of a Participant’s Restoration Account attributable to Restoration Credits made before January 1, 2008, if any, except as otherwise provided in Section 2.3(f), the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.3 through the last business day immediately preceding complete distribution of the Restoration Plan Benefit.”

4.Effective as of December 31, 2014, Section 2.4(d)(i)(C) of the Plan is hereby deleted from the Plan in its entirety.
5.Effective as of December 31, 2014, the last sentence in Section 2.7(c) of the Plan is hereby amended to read in its entirety as follows:
“With respect to the directable portion, if any, of the Restoration Plan Benefit, except as otherwise provided in Section 2.3(f), the Beneficiary shall continue to be able to elect from among the available deemed investment vehicles pursuant to Section 2.3 through the last business day immediately preceding the final payment of the Restoration Plan Benefit.”

IN WITNESS WHEREOF, the Company, on behalf of all of the Participating Employers, has caused this Instrument to be duly executed on the 5 day of December 2014.
BANK OF AMERICA CORPORATION
By: /s/ Richard J. Hille
Richard J. Hille
Global Head of Compensation and Benefits